EXHIBIT 10.31

NONCOMPETE AGREEMENT

(Senior Employee)

This NONCOMPETE AGREEMENT (the “AGREEMENT”), made as of the [     ] day of December, 2009, is entered into between Hittite Microwave Corporation, a Delaware corporation with offices at 20 Alpha Road, Chelmsford, MA 01824 (the “COMPANY”) and [                    ], an individual residing at [                       ] (the “Employee”).

RECITALS:

A.            The Employee is a key employee of the Company.

B.            The Company has agreed to increase the Employee’s annual rate of salary from $[       ] to $[       ].

C.            The Employee’s execution of this Agreement is a condition to the Company’s increase in his annual rate of salary.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      NON-COMPETITION COVENANTS.

(a)           NON-COMPETITION COVENANTS. The Employee agrees that he will not, during the Non-Competition Period (as hereinafter defined), directly or indirectly:

(i)            as owner, employee, officer, director, partner, sales representative, agent, stockholder, capital investor, lessor, consultant or advisor, either alone or in association with others (other than as a holder of not more than one percent of the outstanding shares of any series or class of securities of a company, which securities of such class or series are publicly traded in the securities markets), develop, design, produce, market, sell or render (or assist any other person or entity in developing, designing, producing, marketing, selling or rendering), products or services which are competitive with the Business of the Company (as hereinafter defined) anywhere in the world;

(ii)           solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the customers, prospective customers or referral sources of the Company with whom the Company has had a relationship during the period of the Employee’s employment by the Company; or

(iii)          recruit, solicit or hire any employee of the Company, or induce or attempt to induce any employee of the Company to terminate his or her employment with, or otherwise cease his or her relationship with, the Company.

(b)           DEFINITIONS. For the purposes of this Section 1, the following terms shall have the respective meanings indicated below:

(i)            “NON-COMPETITION PERIOD” shall mean the period during which the Employee is employed by the Company and the one-year period commencing on the last day of the Employee’s employment by the Company, regardless of whether the Employee’s termination was at the election of the Company, with or without cause, or at the election of the Employee, with or without good reason.

(ii)           “BUSINESS OF THE COMPANY” shall mean the development, manufacture, marketing and/or distribution of monolithic microwave integrated circuits and assemblies for RF, microwave and millimeter wave applications or other products or services which the Company sells, has under development or which are subject to active planning at any time during the term of the Employee’s employment with the Company.

2.                                      INJUNCTIVE AND OTHER EQUITABLE RELIEF.

(a)           The Employee consents and agrees that if he violates any of the provisions of Section 1 hereof, the Company shall be entitled, in addition to any other remedies it may have at law, to the remedies of injunction, specific performance and other equitable relief for a breach by the Employee of Section 1 of this Agreement. This Section 2(a) shall not, however, be construed as a waiver of any of the rights which the Company may have for damages or otherwise.

(b)           Any waiver by the Company of a breach of any provision of Section 1 hereof shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

(c)           The Employee agrees that each provision of Section 1 shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of the other clauses herein. Moreover, if one or more of the provisions contained in Section 1 shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

3.             OTHER AGREEMENTS. The Employee represents and warrants that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any other agreement by which he is bound.

4.             NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 4.

5.             NOT A CONTRACT OF EMPLOYMENT. Employee understands that this Agreement does not constitute a contract of employment or give Employee rights to employment or continued employment by the Company.

6.             ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

7.             AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

8.             GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of The Commonwealth of Massachusetts, without regard to its choice of law principles. Employee hereby consents to (a) service of process, and to be sued, in The Commonwealth of Massachusetts and (b) to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of Employee’s obligations hereunder, and Employee expressly waives any and all objections he or she may have as to venue in any such courts.

9.             SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

10.          MISCELLANEOUS.

(a)           No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

(b)           The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

(c)           This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

HITTITE MICROWAVE CORPORATION

By:
Name:
Title: President

EMPLOYEE

Name: